Exhibit
23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

We hereby consent to the incorporation by reference in the registration statements on Form S-8(File Nos. 333-71987 and 333-93091)of our report dated March 19, 2001, relating to the financial statements of DA Consulting Group, Inc., which report is included in the DA Consulting Group, Inc. Annual Report on Form 10-K filed for the year ended December 31, 2000.


                                    PRICEWATERHOUSECOOPERS LLP


April 27, 2001



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